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                                  PLACEMENT AGENT AGREEMENT

THIS AGREEMENT dated            , 1996 between Growth and Income
Trust, a Massachusetts business trust (the "Trust"), on behalf of its underlying series portfolios and American Express Financial Advisors Inc., a Delaware Corporation, the placement agent (the "Placement Agent") of units in the Trust ("Trust Units").

Part One: SERVICES AS PLACEMENT AGENT

       (1) Placement Agent will act as placement agent of the Trust Units covered by the Trust's registration statement then in effect under the Investment Company Act of 1940 (the "1940 Act"). Under this Agreement, neither the Placement Agent nor its employees or any of its agents will make any offer or sale of Trust Units in a manner which would require the Trust Units to be registered under the Securities Act of 1933, as amended (the "1933 Act").

       (2) The Placement Agent will act as placement agent for each class of units issued and to be issued by the Trust during the period of this agreement and agrees to offer for sale those units as long as those units remain available for sale, unless the Placement Agent is unable or unwilling to make such offer for sale or sales or solicitations therefor legally because of any federal, state, provincial or governmental law, rule or agency or for any financial reason.

       (3) Nothing in this Agreement requires the Trust to accept any offer to purchase any Trust units; all offers are subject to approval by the Board of Trustees (the "Board").

       (4) The Trust represents to the Placement Agent that all registration statements filed by the Trust with the Commission under the Investment Company Act of 1940 with respect to Trust units have been and will be prepared in conformity with the requirements of the Investment Company Act of 1940 and the rules and regulations of the Commission.

       (5) The Trust agrees to make prompt and reasonable effort to do any and all things necessary, in the opinion of the Placement
Agent, to have and to keep the Trust and the units properly registered or qualified in all appropriate jurisdictions.

       (6) The Trust agrees that it will furnish the Placement Agent with information with respect to the affairs and accounts of the Trust, and in such form, as the Placement Agent may from time to time reasonably require and further agrees that the Placement
Agent, at all reasonable times, shall be permitted to inspect the books and records of the Trust.

       (7) The Placement Agent and the Trust agree to use their best efforts to conform with all applicable state and federal laws and regulations relating to any rights or obligations under the terms of this agreement.

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Part Two:  ALLOCATION OF EXPENSES

Except as provided by any other agreements between the parties, the Placement Agent covenants and agrees that during the period of this agreement it will pay or cause or be paid all expenses incurred by the Placement Agent or any of its affiliates, in the offering for sale or sale of each class of the Trust's units.

Part Three:   MISCELLANEOUS

(1) The Placement Agent shall be deemed to be an independent contractor and, except as expressly provided or authorized in this agreement, shall have no authority to act for or represent the Trust.

(2) The Placement Agent shall be free to render to others services similar to those rendered under this agreement.

(3) Neither this agreement nor any transaction pursuant hereto shall be invalidated or in any way affected by the fact that trustees, officers, agents and/or unitholders of the Trust are or may be interested in the Placement Agent as trustees, officers, unitholders or otherwise; that directors, officers, shareholders or agents of the Placement Agent are or may be interested in the Trust as trustees, officers, or otherwise; or that the Placement Agent is or may be interested in the Trust as unitholder or otherwise; provided, however, that neither the Placement Agent nor any officer or director of the Placement Agent or any officers or trustees of the Trust shall sell to or buy from the Trust any property or security other than a security issued by the Trust, except in accordance with a rule, regulation or order of the Securities and Exchange Commission.

(4) Any notice under this agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the parties to this agreement at each company's principal place of business in Minneapolis, Minnesota, or to such other address as either party may designate in writing mailed to the other.

(5) The Placement Agent agrees that no officer, director or employee of the Placement Agent will deal for or on behalf of the Trust with himself or herself as principal or agent, or with any corporation or partnership in which he or she may have a financial interest, except that this shall not prohibit:

       (a) Officers, directors and employees of the Placement Agent from having a financial interest in the Trust or in the Placement
Agent.

       (b) The purchase of securities for the Trust, or the sale of securities owned by the Trust, through a security broker or dealer, one or more of whose partners, officers, directors or employees is an officer, director or employee of the Placement Agent provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such services.

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       (c) Transactions with the Trust by a broker-dealer affiliate of the Placement Agent if allowed by rule or order of the Securities and Exchange Commission and if made pursuant to procedures adopted by the Trust's Board of Trustees (the "Board").

(7) The Placement Agent agrees that, except as otherwise provided in this agreement, or as may be permitted consistent with the use of a broker-dealer affiliate of the Placement Agent under applicable provisions of the federal securities laws, neither it nor any of its officers, directors or employees shall at any time during the period of this agreement make, accept or receive, directly or indirectly, any fees, profits or emoluments of any character in connection with the purchase or sale of securities (except securities issued by the Trust) or other assets by or for the Trust.

(8) A copy of the Declaration of Trust, dated October 2, 1995, together with all amendments, is on file in the office of the Secretary of State of the Commonwealth of Massachusetts. The execution and delivery of this Agreement have been authorized by the Trustees and the Agreement has been signed by an authorized officer of the Trust. It is expressly agreed that the obligations of the Trust under this Agreement shall not be binding upon any of the Trustees, unitholders, nominees, officers, agents or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Declaration of Trust.

Part Five:   TERMINATION

(1) This agreement shall continue from year to year unless and until terminated by the Placement Agent or the Trust, except that such continuance shall be specifically approved at least annually by a vote of a majority of the Board of Trustees who are not parties to this agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and by a majority of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Trust. As used in this paragraph, the terms "interested person" and "vote of a majority of the outstanding voting securities" shall have the meaning as set forth in the Investment Company Act of 1940, as amended.

(2) This agreement may be terminated by either party at any time by giving the other party sixty (60) days written notice of such intention to terminate.

(3) This agreement shall terminate in the event of its assignment, the term "assignment" for this purpose having the same meaning as set forth in the Investment Company Act of 1940, as amended.

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IN WITNESS WHEREOF, The parties hereto have executed the foregoing agreement on the date and year first above written.

GROWTH AND INCOME TRUST
  Balanced Portfolio
  Equity Income Portfolio
  Total Return Portfolio
  Equity Portfolio



By _____________________________________
    Vice President


AMERICAN EXPRESS FINANCIAL ADVISORS INC.



By _____________________________________
    Vice President